Exhibit 99.(c)(1)

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Presentation to Update on Project Ferdinand and Review of Financial Projections November 16, 2022 Special Committee Discussion Materials

1 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors and senior management of Focus Financial Partners (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. 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2 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Table of Contents I. Project Ferdinand Process Update II. Update of Ferdinand’s Trading Levels and Valuation III. Review of Ferdinand Projections Appendix A: Transaction Process Materials Appendix B: Additional Materials

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS I. Project Ferdinand Process Update

4 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Project Ferdinand Timeline / Events Update Date Description of Events 30-Jun-2022 ◼ Ferdinand Board of Directors discuss illustrative analyses regarding a hypothetical take-private transaction and potentially interested financial sponsors July / August 2022 ◼ Meetings between Ferdinand (“Ferdinand” or the “Company”) senior management and Bain, CD&R, CVC, GIC, and TPG (no indication to sponsors of a potential process) 14-Sep-2022 ◼ CD&R (the “Buyer”) approaches Ferdinand with an interest in taking Ferdinand private and submits a non-binding indication of interest ◼ The Board verbally engages Goldman Sachs & Co. LLC (“Goldman Sachs”) as a financial advisor to help review and assess the proposal 21-Sep-2022 ◼ Board meeting to discuss the indication of interest and determine next steps ◼ Board agrees to give Buyer a due diligence period so Buyer and Buyer’s consultants can assess Ferdinand’s business 30-Sep-2022 ◼ Buyer provided access to data room to review initial due diligence information 06-Oct-2022 ◼ Full-day, in-person management meeting between Buyer and Ferdinand held at Goldman Sachs office 17-Oct-2022 to 20-Oct-2022 ◼ Subsequent in-person and Zoom due diligence meetings held 03-Nov-2022 ◼ Ferdinand releases Q3’22 SEC filings and holds earnings conference call ◼ Stock up ~19% since earnings release 09-Nov-2022 ◼ Receive oral update from CD&R indicating $45 per share 10-Nov-2022 ◼ Board meeting to discuss process updates and next steps 16-Nov-2022 ◼ Special Committee meeting to discuss update and next steps Note: Market data as of 14-Nov-20222.

5 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Summary of CD&R’s Updated Oral Proposal As of 9-Nov-2022 Key Terms Purchase Price / Consideration ◼ Cash consideration of $45.00 per share for 100% of the Company’s fully diluted shares (84.3mm shares per management estimate) Financing ◼ Financing plan has been materially advanced, but not finalized ◼ Expect to have $2.5bn of Term Loan B debt; generally, leverage neutral; 10 points of OID ◼ Expect any refinancing of 2024s to be helpful to CD&R’s view of risk and economy Approvals & Timing ◼ Unanimous approval of CD&R’s Investment Committee Due Diligence Requirements ◼ Large portion of due diligence complete ◼ Some modest amount of tax and compliance diligence remains ◼ Will also need to spend some time with some of Ferdinand’s key firms ◼ CD&R indicated ability to move forward quickly Exclusivity ◼ Did not request at this point Management & Equity Arrangements ◼ Expect material roll-over of equity from management Advisors ◼ TBD Other ◼ Indicated willingness to send proposal in writing

6 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Summary of Feedback from Additional Potential Buyers Commentary ◼ Rudy met with at in August ◼ GS had follow-up discussion with in late August ◼ Appear to be positive on company and opportunity; would like to pursue meaningful changes to business model if taken private ◼ Unclear if positive interest to date is sufficient to seriously pursue opportunity at this point in time ◼ Enthusiastic about the company and investing in the wealth space ◼ Uncomfortable putting forth a bid in August due to financing market backdrop and inability to form a view on pro forma capital structure ◼ Asked to stay close and re-engage when financing markets normalize ◼ Rudy met with in August ◼ likes business and indicated they would be interested in supporting a deal (but cannot lead) ◼ Rudy met with President ( ) in July ◼ FIG team at was going to do “real work” post Labor Day and reach back out to GS ◼ No feedback at this point; does not appear to be an area of focus to date [***] [***][***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

7 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Ferdinand – Key Considerations and Next Steps Pros ◼ Achieve cash premium at time where market, macro and geopolitical risks are heightened — Eliminates downside risk and risk of achieving business plan ◼ 100% cash; do not expect any financing contingencies ◼ Opportunity to more significantly transform the business as a private company than may be feasible in the public markets — Private ownership allows for more flexible capital structure to facilitate acquisition activity ◼ CD&R is a well respected and credible buyer ◼ Reduced reporting requirements and eliminating potential distraction of short-term quarter-to-quarter management Cons ◼ Elimination of future upside (and downside) in the business for most shareholders ◼ $45 price only reflects 15% premium to current market (36% at time offer was submitted) — Can CD&R be negotiated higher and to what extent? ◼ Value of CD&R’s offer relative to view of intrinsic / standalone value ◼ Challenging debt markets may increase execution risk and impact valuation today – wait for better market? ◼ Loss of a public currency to facilitate certain types of acquisitions Note: Market Data as of 14-Nov-2022.

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS II. Update of Ferdinand’s Trading Levels and Valuation

9 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS 0 1,000 2,000 3,000 4,000 5,000 6,000 $ 0.00 $ 10.00 $ 20.00 $ 30.00 $ 40.00 $ 50.00 $ 60.00 $ 70.00 $ 80.00 Jul-2018 Apr-2019 Dec-2019 Sep-2020 May-2021 Feb-2022 Nov-2022 Volume (000) Price per Share Volume Ferdinand Ferdinand Stock Price Performance Since IPO Source: Bloomberg, Capital IQ and IBES market data as of 14-Nov-2022. 1 Since 14-Sep-22. IPO Price: $ 33.00 All Time High: 18-Nov-21 $68.21 Current Price: $39.00 All Time Low: 18-Mar-20 $13.88 CD&R Updated Offer $45.00 Current Market Statistics Market Cap (mm) $ 3,239 Enterprise Value (mm) 5,847 Price / Earnings: 2022E 9.0 x 2023E 9.0 x Enterprise Value / EBITDA: 2022E 11.2 x 2023E 10.1 x 30 Days $ 33.77 90 Days 35.78 1 Year 43.93 Since CD&R Original Offer¹ 33.72 Weighted-Average Price

10 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Source: Bloomberg as of 14-Nov-2022. Notes: ¹Brokerage / Wealth includes AMP, LPLA, RJF, SF, BCOR. ²Tech-Enabled Wealth includes ENV, AMK. 3 Traditional Asset Managers includes APAM, AMG, VCTR, VRTS, BLK, TROW, BEN, AB, IVZ, JHG, FHI, CNS, CIXX, PZN, WETF, BSIG, WHG. 4 Insurance Brokerage includes MMC, AON, WTW, AJG, BRO, RYAN.K, BRP, GSHD, TIG. 5 Since 15-Dec-2021. 6 Since 26-Jul-2018. Relative Stock Price Performance Since IPO 30% 100% 170% 240% 310% Jul-2018 Apr-2019 Dec-2019 Sep-2020 May-2021 Feb-2022 Nov-2022 Indexed Price Ferdinand Brokerage / Wealth¹ Tech-Enabled Wealth² Traditional Asset Managers³ Insurance Brokerage⁴ S&P 500 98.6% 80.4% 39.5% 18.6% 3.9% (4.7)% Performance (%) YTD 1Y 3Y Since Last Follow-On⁵ Since IPO⁶ Ferdinand (34.7)% (42.4)% 46.6% (36.1)% 3.9 % Brokerage / Wealth¹ 17.9 13.8 98.8 18.7 98.6 Tech-Enabled Wealth² (20.7) (25.1) (8.7) (22.1) (4.7) Traditional Asset Managers³ (22.8) (30.0) 24.8 (21.7) 18.6 Insurance Brokerage⁴ (26.6) (28.2) 34.5 (25.5) 80.4 S&P 500 (17.0) (15.5) 27.8 (16.0) 39.5

11 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Ferdinand’s Valuation Multiples Since IPO EV / EBITDA (NTM) P / E (NTM) Source: Bloomberg, Thomson Reuters, Capital IQ, Wall Street Research. Market data as of 14-Nov-2022. COVID Trough COVID Trough Implied Multiple: Updated CD&R Offer Average since IPO Next Twelve Months Multiples 1 Year Average NTM Current 1 Year 3 Year Since IPO 1 Year 3 Year Since IPO EV / EBITDA 9.8 x 9.3 x 10.5 x 10.6 x 5.3% (6.5)% (7.7)% Price / Earnings 9.1 9.3 10.8 11.4 (2.3) (15.8) (20.0) Average Current vs. Average 11.4 x 10.5 x 5x 10x 15x 20x Nov-2018 Nov-2019 Nov-2020 Nov-2021 Nov-2022 9.1 x 9.3 x 9.8 x 10.6 x 10.2 x 6x 9x 12x 15x Nov-2018 Nov-2019 Nov-2020 Nov-2021 Nov-2022 9.3 x

12 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS 56% 80% 91% 100% 100% 100% 90% 44% 20% 9% 10% $0.0 $20.0 $40.0 $60.0 $80.0 0% 20% 40% 60% 80% 100% Nov-19 May-20 Nov-20 May-21 Nov-21 May-22 Current Buy Hold Sell Price (USD) Median Target Price (USD) $ 45.50 $ 39.00 9 10 11 10 8 9 10 Price Target Methodology Rating / Price Target Rating / Price Target Date Key Commentary ◼ 10x 2024E EPS of $5.40 ◼ Buy ◼ $54.00 ◼ 3-Nov-22 ◼ EBITDA trends are more defensive than markets appreciate ◼ Two-year forward P/E based on 12 comparable stocks ◼ Outperform ◼ $57.00 ◼ 4-Nov-22 ◼ Market is revenue headwind, but expense base, recurring fee-based revenues, and earnings preference offer downside protection ◼ 10x Q5-Q8 P/E ◼ Buy ◼ $44.00 ◼ 3-Nov-22 ◼ Pace of deal activity remains relatively active despite market volatility ◼ 10-14x 2022E EPS ◼ Buy ◼ $46.00 ◼ 3-Nov-22 ◼ Operating beat; year-over-year organic revenue growth +3.4% ◼ 9.5x 2024E EPS ◼ Outperform ◼ $46.00 ◼ 3-Nov-22 ◼ Overall good quarter driven by higher revenues & EBITDA margin ◼ Lowering estimates on weaker guidance ◼ 9.5x 2023E Adj. EPS of $4.06 (adding back non-cash equity comp) ◼ Underweight ◼ $36.00 ◼ 4-Nov-22 ◼ Weaker than expected Q4 guidance ◼ Net leverage is rising, but RIA target multiples are softening ◼ 9.0x 2024E EPS of $4.99 ◼ Outperform ◼ $45.00 ◼ 3-Nov-22 ◼ Business resilience despite challenging market backdrop ◼ Consolidation not deterred by market ◼ 10.0x NTM2 EPS of $4.07 supplemented by DCF analysis ◼ Outperform ◼ $41.00 ◼ 3-Nov-22 ◼ Market headwinds lead to margin pressure ◼ Still active on the M&A front despite leverage constraints ◼ 10x CY23 EPS of $4.65 ◼ Outperform ◼ $46.00 ◼ 3-Nov-22 ◼ Better than expected Q3 results despite market volatility ◼ M&A pipeline seems solid Median $46.00 Research Analyst Perspectives Overview of Analyst Commentary and Ratings Analyst Recommendations and Target Price1 Source: Selected analyst research. Market data as of 14-Nov-2022 1 Includes undisclosed analysts. # of Analysts

13 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Note: Ownership based on Class A common stock outstanding. ¹ Quarter of the investors most recent position initiation in the security. Resets whenever the investor sells out completely. ² Calculated as the weighted average cost of current shares held based on quarterly VWAPs and all share purchases from Q1 '05 - Q4 '22. ³ Based on share price at market close on 14-Nov-2022 ($39.00). 4 Stone Point Capital’s total current ownership of Ferdinand is ~22%. 5 Weighted by number of shares held in Q4 '22. Top 25 Owners of Ferdinand Institution Country AUM ($bn) Position Entry Date1 Last Report Date Cost Basis2 Unrealized Gain3 % OS Shares (mm) Q3 '22 Q2 '22 Q1 '22 Q4 '21 Q3 '21 Q2 '21 Q1 '21 Stone Point Capital LLC United States $ 1.6 Q3 '18 30-Jun-2022 $ 42.33 (7.9)% 11.9% 7.8 11.9% 11.9% 11.9% 11.9% 13.0% 13.0% 14.2 % Wasatch Global Investors Inc United States 19.3 Q2 '21 30-Jun-2022 52.61 (25.9) 10.5 6.9 10.5 10.5 9.3 9.5 5.5 5.5 Capital World United States 513.2 Q4 '18 30-Jun-2022 43.26 (9.9) 8.3 5.5 8.3 8.3 8.4 8.4 6.7 6.7 4.6 Vanguard United States 4,296.7 Q3 '18 30-Jun-2022 42.15 (7.5) 7.4 4.9 7.4 7.4 7.4 6.8 7.0 7.6 5.8 JP Morgan Asset Management United States 425.7 Q3 '18 30-Jun-2022 33.16 17.6 7.2 4.7 7.2 7.2 6.9 6.4 7.6 8.0 8.3 BlackRock Institutional Trust Co. United States 2,543.3 Q3 '18 30-Jun-2022 41.29 (5.5) 5.1 3.3 5.1 5.1 5.4 5.0 5.4 4.9 4.5 MFS Investment Mgmt. United States 364.5 Q3 '20 30-Sep-2022 39.14 (0.4) 3.4 2.2 3.4 3.1 1.6 1.5 2.5 2.4 2.7 Darlington Partners Capital Management, L.P. United States 1.4 Q4 '21 30-Jun-2022 58.38 (33.2) 3.4 2.2 3.4 3.4 2.9 2.9 Principal Global Investors (Equity) United States 145.8 Q4 '20 30-Sep-2022 45.02 (13.4) 2.7 1.8 2.7 2.6 2.0 1.8 1.9 1.9 1.4 State Street Global Advisors (US) United States 1,757.3 Q3 '18 30-Jun-2022 43.25 (9.8) 1.9 1.2 1.9 1.9 1.9 1.9 1.8 1.6 1.3 TimesSquare Capital Management, LLC United States 8.3 Q3 '18 30-Sep-2022 38.22 2.0 1.8 1.2 1.8 2.1 1.8 1.9 1.5 1.5 1.7 WCM Investment Management United States 47.3 Q4 '19 30-Sep-2022 31.80 22.6 1.6 1.0 1.6 1.5 1.6 1.4 1.7 1.7 1.7 Geode Capital Management, L.L.C. United States 810.2 Q3 '18 30-Jun-2022 42.32 (7.8) 1.5 1.0 1.5 1.5 1.6 1.6 1.8 1.5 1.2 Macquarie Investment Management United States 96.2 Q3 '18 30-Jun-2022 41.96 (7.1) 1.5 1.0 1.5 1.5 0.7 0.7 0.8 0.8 0.1 Loomis, Sayles & Co. United States 56.3 Q3 '20 30-Jun-2022 35.94 8.5 1.3 0.9 1.3 1.3 1.3 1.4 1.5 1.6 1.7 Swedbank Robur Fonder AB Sweden 79.7 Q4 '20 31-Aug-2022 43.92 (11.2) 1.3 0.9 1.3 1.3 1.2 1.1 1.4 1.4 1.5 Fidelity Management & Research Company LLC United States 1,082.0 Q4 '20 30-Sep-2022 45.20 (13.7) 1.2 0.8 1.2 1.3 1.0 1.2 1.1 1.1 0.9 Janus Henderson Investors England 176.8 Q3 '18 30-Jun-2022 48.74 (20.0) 1.2 0.8 1.2 1.2 1.0 1.0 0.9 1.0 0.8 Invesco Advisers, Inc. United States 242.1 Q3 '18 30-Jun-2022 40.39 (3.4) 1.1 0.7 1.1 1.1 1.2 1.3 1.7 1.7 1.4 Victory Capital Management Inc. United States 98.6 Q3 '19 30-Sep-2022 50.75 (23.2) 1.1 0.7 1.1 1.6 2.4 2.1 2.9 0.8 1.1 Millennium Mgm't United States 79.3 Q2 '20 30-Jun-2022 40.89 (4.6) 1.0 0.6 1.0 1.0 0.3 0.0 0.1 0.9 0.7 Columbia Threadneedle (US) United States 261.3 Q1 '20 30-Jun-2022 39.03 (0.1) 1.0 0.6 1.0 1.0 1.1 1.0 1.0 0.8 0.7 Soros Fund Management, L.L.C. United States 3.8 Q1 '20 30-Jun-2022 32.57 19.8 0.9 0.6 0.9 0.9 0.9 0.9 1.3 1.3 1.3 Northern Trust Investments, Inc. United States 300.8 Q3 '18 30-Jun-2022 40.24 (3.1) 0.8 0.5 0.8 0.8 0.8 0.8 0.9 0.8 0.7 CI Global Asset Management Canada 42.6 Q4 '19 30-Jun-2022 31.54 23.6 0.7 0.5 0.7 0.7 0.8 0.9 1.1 1.0 1.0 Total 79.9% 52.3 79.9% 80.3% 75.5% 73.4% 71.1% 69.4% 59.2 % Median $ 41.96 (7.1)% Weighted Average $ 43.06 (7.5)% Q4 '22 Historical Positions (% OS) 4

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS III. Review of Ferdinand Projections

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS

Goldman Sachs

Key Projection Assumptions

Ferdinand Management Projections – Received 15-Nov-2022

INVESTMENT BANKING DIVISION

	Ferdinand Management
Revenue	■ Market related revenue growth: — Net flows (true organic growth) of 4% in 2023 and onward — S&P 500 ends 2022 at 3,900 (currently 3,958), then grows at 5% in 2023E and 7% thereafter — Fixed income, alternatives, and other investments grow at 4% ■ RIA non-market-correlated revenues grow 5% per year throughout forecast years ■ Business managers' services grow 7% per year throughout forecast years ■ $15mm annual performance fee revenue from 2024E onwards
Expenses	■ 3% expense growth for 2023 and future periods ■ 2023E HoldCo compensation and SG&A flat to 2022, ~4.5% of revenue for other periods ■ Management fees automatically adjust with profitability of respective partner firms via contractual base and target earnings
M&A	■ Moderate M&A in Q2-Q3'23 and ~$1.5bn target capital deployment (including deferred) from 2024E onwards ■ Blended acquisition multiples of 11.0x for M&A, with a reduction by 1x in 2023E and 2024E ■ 90% of new partner firms and 100% of mergers/Connectus paid in cash ■ For Q2-Q3'23, upfront cash multiple of 4.25x, with remainder paid in deferred installments ■ 50% of future EBITDA acquired from new partners, 25% from mergers, and 25% from Connectus ■ 90% of purchase consideration creates incremental tax shield
Capitalization	■ Leverage — Refinance in Q4'22 of Term Loan and Revolver with upsize of ~$400mm — Incremental $750mm Term Loan raises in various quarters in outer projection years ■ No future UpC exchanges / TRAs / stock option exercises

Source: Ferdinand Management and Ferdinand public filings Note: Market data as of 14-Nov-2022.

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16 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Summary of Ferdinand Projections (1/3) Received 15-Nov-2022 - ($ in millions) Source: Ferdinand Management projections, received 15-Nov-2022. 1 Includes both cash and equity upfront purchase consideration. 2 Total Net Debt / LTM Proforma Adj. EBITDA. Revenue Acquired Adjusted EBITDA $ 1,218 $ 1,361 $ 1,798 $ 2,119 $ 2,415 $ 2,967 $ 3,644 $ 4,397 $ 5,232 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E $ 68 $ 47 $ 106 $ 49 $ 91 $ 138 $ 130 $ 135 $ 138 $ 519 $ 358 $ 1,034 $ 499 $ 592 $ 1,238 $ 1,300 $ 1,350 $ 1,375 $(900) $(400) $ 100 $ 600 $ 1,100 $ 1,600 $ 2,100 $ 2,600 $ 0 $ 50 $ 100 $ 150 $ 200 $ 250 $ 300 $ 350 $ 400 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Total Upfront Capital Deployed1 YoY Growth 33.8% 11.7% 32.1% 17.8% 14.0% 22.9% 22.8% 20.7% 19.0 % Year End Net Leverage2 4.00 x 3.89 x 3.85 x 4.35 x 4.01 x 4.26 x 4.21 x 3.87 x 3.45 x ’23E-’27E Total Acquired Adj. EBITDA $ 631 Total Upfront Capital Deployed1 $ 5,854

17 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Summary of Ferdinand Projections (2/3) Received 15-Nov-2022 - ($ in millions) Source: Ferdinand Management projections, received 15-Nov-2022. Adjusted EBITDA Adjusted EBITDA Margin $ 270 $ 322 $ 451 $ 523 $ 614 $ 778 $ 1,013 $ 1,279 $ 1,579 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 22.1% 23.6% 25.1% 24.7% 25.4% 26.2% 27.8% 29.1% 30.2% 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E YoY Growth 32.7% 19.2% 40.3% 15.8% 17.5% 26.7% 30.1% 26.3% 23.4 % YoY Change (bps) - 18 + 149 + 146 - 43 + 77 + 79 + 156 + 131 + 108

18 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS $ 1.96 $ 2.46 $ 3.36 $ 3.54 $ 3.45 $ 4.03 $ 5.33 $ 7.17 $ 9.17 $ 0.42 $ 0.47 $ 0.56 $ 0.77 $ 0.82 $ 0.96 $ 1.15 $ 1.35 $ 1.55 $ 2.38 $ 2.93 $ 3.92 $ 4.31 $ 4.27 $ 4.99 $ 6.48 $ 8.52 $ 10.72 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E $ 147 $ 196 $ 279 $ 296 $ 297 $ 362 $ 497 $ 688 $ 897 $ 32 $ 37 $ 47 $ 64 $ 71 $ 86 $ 107 $ 129 $ 152 $ 179 $ 233 $ 325 $ 360 $ 367 $ 449 $ 604 $ 817 $ 1,049 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Summary of Ferdinand Projections (3/3) Received 15-Nov-2022 - ($ in millions, except per share) Adjusted Net Income Adjusted EPS Source: Ferdinand Management projections, received 15-Nov-2022. 1 Represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Tax Adjustments Per Share1 Adjusted Net Income Excluding Tax Adjustments Per Share Tax Adjustments1 Adjusted Net Income Excl. Tax Adjustments YoY Growth 42.5% 30.4% 39.8% 10.7% 1.9% 22.2% 34.7% 35.2% 28.3 % YoY Growth 36.8% 23.1% 33.8% 9.9% (0.9)% 16.9% 29.9% 31.5% 25.8%

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS

Goldman Sachs

Key Projection Observations

Ferdinand Management – Received 15-Nov-2022

INVESTMENT BANKING DIVISION

Overall	■ Overall aggressive / robust growth assumptions ■ Revenue grows at 21.3% CAGR, EBITDA and EPS grow at >25% CAGRS for 2023E-2027E — Faster than historical growth despite much larger company / base ■ ~$6bn of M&A during projection period; limited valuation arbitrage ■ EPS in 2023E / 2024E below Street consensus
Market Sensitive Revenue	■ Projections imply ~7% average market return in the S&P 500 from year end 2022 to year end at 2027 ■ Fund flow growth of 4%; higher than CD&R's view of "true organic growth"
Capital Deployment[1]	■ Following a moderate increase in 2023E, upfront capital deployment for M&A accelerates to $1,300mm in 2025E and continues slight increases to $1,375mm in 2027 ■ Forecast represents a 26% and 33% increase, respectively, from prior peak year (2021) ■ Nearly $6bn in upfront capital deployed over 5-year forecast vs. ~$3bn in the 5 years since being public (2018-2022)
Adjusted EBITDA Margin	■ Adjusted EBITDA margins expand to ~30% by 2027 vs. ~25% currently and ~22% in 2019

Source: Ferdinand Management and Ferdinand public filings. [1] Includes both cash and equity purchase consideration.

19

20 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS ($ in millions, except per share data) Ferdinand Management Projections vs. Street Estimates Source: IBES; Ferdinand Management projections, received 15-Nov-2022 Note: IBES as of 14-Nov-2022. 1 Adjusted Net Income Including Tax Adjustments. 2021A 2022E 2023E 2024E 2022E 2023E 2024E 2022E 2023E 2024E Revenue $ 1,798 $ 2,119 $ 2,415 $ 2,967 $ 2,107 $ 2,353 $ 2,688 0.5% 2.6% 10.4% % Growth 32.1% 17.8% 14.0% 22.9% 17.2% 11.7% 14.2 % Adjusted EBITDA $ 451 $ 523 $ 614 $ 778 $ 520 $ 581 $ 695 0.5% 5.8% 11.9% % Margin 25.1% 24.7% 25.4% 26.2% 24.7% 24.7% 25.9% (0.0)% 3.1% 1.4% % Growth 40.3% 15.8% 17.5% 26.7% 61.6% 11.7% 19.7 % Net Income¹ $ 325 $ 360 $ 367 $ 449 $ 359 $ 376 $ 450 0.4% (2.3)% (0.3)% % Margin 18.1% 17.0% 15.2% 15.1% 17.0% 16.0% 16.7% (0.2)% (4.8)% (9.6)% % Growth 39.8% 10.7% 1.9% 22.2% 54.2% 4.7% 19.7 % Earnings Per Share $ 3.92 $ 4.31 $ 4.27 $ 4.99 $ 4.34 $ 4.36 $ 4.99 (0.7)% (2.0)% 0.0% % Growth 33.8% 9.9% (0.9)% 16.9% 10.7% 0.3% 14.6 % Management IBES Management vs. IBES (% Difference) Management Plan Versus Wall Street Consensus

21 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Price per Share $ 42.50 $ 45.00 $ 47.50 $ 50.00 $ 52.50 $ 55.00 Diluted Shares Outstanding (mm) 83.8 84.3 84.7 85.1 85.5 85.8 Diluted Equity Value ($mm) $ 3,563 $ 3,791 $ 4,022 $ 4,254 $ 4,486 $ 4,720 (+) Net Debt ($mm) $ 2,310 $ 2,310 $ 2,310 $ 2,310 $ 2,310 $ 2,310 (-) Investments¹ (30) (30) (30) (30) (30) (30) (+) NPV of Existing TRA² 138 138 138 138 138 138 (+) Contingent Liabilities 189 189 189 189 189 189 (+) NPV of TRA Triggered by Change of Control² 124 134 145 156 167 179 Enterprise Value ($mm) $ 6,294 $ 6,532 $ 6,774 $ 7,017 $ 7,261 $ 7,507 Premium to: Price Closing Price at 14-Nov-2022 $ 39.00 9% 15% 22% 28% 35% 41 % Share Price at Date of Letter (14-Sep-2022) $ 37.87 12 19 25 32 39 45 Share Price at Date of Revised Proposal (09-Nov-2022) $ 32.97 29 36 44 52 59 67 VWAP 30 Days 33.77 26% 33% 41% 48% 55% 63 % VWAP 90 Days 35.91 18 25 32 39 46 53 VWAP 180 Days 36.47 17 23 30 37 44 51 52 Week High (19-Nov-2021) 69.13 (39) (35) (31) (28) (24) (20) 52 Week Low (20-Oct-2022) 30.27 40 49 57 65 73 82 Wgt-Avg Cost Basis for Top 50 Holders 41.81 2 8 14 20 26 32 Implied EV/EBITDA Mgmt. EBITDA LQA $ 515 12.2 x 12.7 x 13.2 x 13.6 x 14.1 x 14.6 x 2022E 523 12.0 12.5 13.0 13.4 13.9 14.4 2023E 614 10.2 10.6 11.0 11.4 11.8 12.2 Implied EV/EBITDA Consensus EBITDA 2022E $ 520 12.1 x 12.6 x 13.0 x 13.5 x 14.0 x 14.4 x 2023E 581 10.8 11.2 11.7 12.1 12.5 12.9 Implied P/E Consensus EPS 2022E $ 4.34 9.8 x 10.4 x 10.9 x 11.5 x 12.1 x 12.7 x 2023E $ 4.36 9.8 10.3 10.9 11.5 12.1 12.6 Illustrative Range Illustrative Analysis at Various Prices Source: Management, CapIQ, IBES. Market data as of 14-Nov-2022 unless otherwise stated. Note: 52-week share price ranges represent intraday high/low. 1 Includes Smart Asset, Osbourne Partners, and Beryllus. 2 Based on current management estimates – GS estimates for $42.50, $45.00, $47.50 and $52.50 per share based on management provided estimates for $50.00 and $55.00 per share. ($ in millions, except per share data) Valuation Range for Illustrative Purposes Only Updated Offer Original Offer

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS

Goldman Sachs

Valuation Levels for Public Comparables

($ in millions, unless otherwise noted)

INVESTMENT BANKING DIVISION

Company	Closing Price 14-Nov-22	Market Cap	Enterprise Value	Stock Price Performance			% of 52 Week High	Price / Earnings		EV / EBITDA		LTM Net Leverage[1]
				1-Week Δ	YTD	1-Year		2022E	2023E	2022E	2023E	
Focus Financial Partners	$ 39.00	$ 3,239	$ 5,847	20.4 %	(34.7)%	6.3 %	57.2 %	9.0 x	9.0 x	11.2 x	10.1 x	4.4 x
Brokerage / Wealth												
Ameriprise	$ 320.55	$ 35,234	$ 30,061	0.8 %	6.3 %	3.7 %	96.7 %	13.0 x	11.1 x	7.1 x	6.5 x	(1.9)x
Raymond James	121.84	27,295	28,774	0.3	21.4	17.9	98.3	15.2	12.3	13.3	11.1	0.6
LPL Financial Holdings	230.84	18,516	20,015	(13.8)	44.2	28.6	85.8	20.3	12.0	12.7	8.9	1.2
Stifel Financial	64.62	7,875	8,097	1.2	(8.2)	(18.6)	79.4	10.8	9.3	7.7	7.7	(0.4)
Blucora	23.60	1,185	1,615	0.6	36.3	23.8	96.3	13.4	13.4	11.7	11.7	3.2
Median				**0.7 %**	**13.8 %**	**12.1 %**	**91.0 %**	**13.2 x**	**11.6 x**	**11.5 x**	**9.5 x**	**0.9 x**
Discount Brokers												
Charles Schwab	$ 76.47	$ 146,394	$ 167,547	(4.0)%	(9.1)%	(7.4)%	80.0 %	18.3 x	14.8 x	14.7 x	12.6 x	1.1 x
Median				**(4.0)%**	**(9.1)%**	**(7.4)%**	**80.0 %**	**18.3 x**	**14.8 x**	**14.7 x**	**12.6 x**	**1.1 x**
Tech-Enabled Wealth												
Assetmark	$ 23.59	$ 1,768	$ 1,766	(1.0)	(10.0)%	(18.2)%	84.6 %	13.6 x	12.1 x	9.0 x	8.0 x	(0.0)x
Median				**(1.0)%**	**(10.0)%**	**(18.2)%**	**84.6 %**	**13.6 x**	**12.1 x**	**9.0 x**	**8.0 x**	**(0.0)x**

Source: Company information, Capital IQ and IBES. Market data as of 14-Nov-2022. [1] Net Debt / LTM Adjusted EBITDA.

22

23 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Ferdinand Projections Base Case ($ in millions) Source: Ferdinand Management projections, received 15-Nov-2022. 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Wealth management fees $ 1,150 $ 1,286 $ 1,717 $ 2,036 $ 2,334 $ 2,885 $ 3,560 $ 4,311 $ 5,143 % Revenue 94% 94% 96% 96% 97% 97% 98% 98% 98% Other 69 75 81 83 81 82 84 86 88 % Revenue 6% 6% 4% 4% 3% 3% 2% 2% 2% Revenue $ 1,218 $ 1,361 $ 1,798 $ 2,119 $ 2,415 $ 2,967 $ 3,644 $ 4,397 $ 5,232 % Growth 33.8% 11.7% 32.1% 17.8% 14.0% 22.9% 22.8% 20.7% 19.0% Compensation and related expenses $ 413 $ 454 $ 560 $ 708 $ 791 $ 930 $ 1,087 $ 1,256 $ 1,442 % Growth 34% 10% 23% 27% 12% 18% 17% 16% 15% % Revenue 34% 33% 31% 33% 33% 31% 30% 29% 28% Selling, general and administrative $ 232 $ 236 $ 296 $ 368 $ 406 $ 485 $ 568 $ 658 $ 756 % Growth 38% 2% 25% 24% 10% 20% 17% 16% 15% % Revenue 19% 17% 16% 17% 17% 16% 16% 15% 14% Management fees $ 305 $ 349 $ 491 $ 520 $ 605 $ 776 $ 978 $ 1,206 $ 1,457 % Growth 31% 15% 41% 6% 16% 28% 26% 23% 21% % Revenue 25% 26% 27% 25% 25% 26% 27% 27% 28% Total Expenses $ 949 $ 1,040 $ 1,347 $ 1,596 $ 1,802 $ 2,191 $ 2,634 $ 3,120 $ 3,655 % Revenue 78% 76% 75% 75% 75% 74% 72% 71% 70% Total Operating Income $ 269 $ 322 $ 451 $ 522 $ 613 $ 776 $ 1,011 $ 1,277 $ 1,577 Equity Method Earnings & Other Dividends $ 1 $ 0 $ 1 $ 0 $ 1 $ 2 $ 2 $ 2 $ 2 Adjusted EBITDA $ 270 $ 322 $ 451 $ 523 $ 614 $ 778 $ 1,013 $ 1,279 $ 1,579 % Growth 33% 19% 40% 16% 18% 27% 30% 26% 23% % Revenue 22% 24% 25% 25% 25% 26% 28% 29% 30% Depreciation and other amortization $ 11 $ 12 $ 15 $ 16 $ 19 $ 21 $ 21 $ 23 $ 26 (Interest income) (1) (0) (0) (0) (2) (2) (2) (2) (3) Interest expense 58 42 55 98 191 263 312 317 327 Other expense / (income), net 1 0 0 4 0 0 0 0 0 Total Net Income Adjustments $ 69 $ 54 $ 70 $ 117 $ 208 $ 282 $ 331 $ 338 $ 350 Pre-Tax Adjusted Net Income $ 201 $ 268 $ 382 $ 406 $ 406 $ 496 $ 681 $ 942 $ 1,229 Pro Forma Income Tax Expense $(54) $(72) $(103) $(110) $(110) $(134) $(184) $(254) $(332) Pro Forma Income Tax Rate 27% 27% 27% 27% 27% 27% 27% 27% 27% Adjusted Net Income (excl. Tax Adjustments) $ 147 $ 196 $ 279 $ 296 $ 297 $ 362 $ 497 $ 688 $ 897 Tax Adjustments $ 32 $ 37 $ 47 $ 64 $ 71 $ 86 $ 107 $ 129 $ 152 Adjusted Shares Outstanding 75.04 79.40 82.89 83.62 85.93 89.86 93.26 95.94 97.86 Adjusted Net Income (excl. Tax Adj.) per Share $ 1.96 $ 2.46 $ 3.36 $ 3.54 $ 3.45 $ 4.03 $ 5.33 $ 7.17 $ 9.17 Tax Adjustments per Share $ 0.42 $ 0.47 $ 0.56 $ 0.77 $ 0.82 $ 0.96 $ 1.15 $ 1.35 $ 1.55 Capex $ 25 $ 19 $ 11 $ 19 $ 15 $ 17 $ 21 $ 25 $ 30 % Revenue 2% 1% 1% 1% 1% 1% 1% 1% 1% Change in NWC $ 10 $ 51 $ 53 $ 110 $ 39 $ 112 $ 119 $ 72 $ 67 % Revenue 1% 4% 3% 5% 2% 4% 3% 2% 1% D&A $ 11 $ 12 $ 15 $ 16 $ 19 $ 21 $ 21 $ 23 $ 26 % Revenue 1% 1% 1% 1% 1% 1% 1% 1% 0% SBC $ 18 $ 22 $ 32 $ 31 $ 34 $ 32 $ 41 $ 52 $ 59 % Revenue 2% 2% 2% 1% 1% 1% 1% 1% 1% 1st Lien Term Loan #1 $ 1,133 $ 1,127 $ 1,608 $ 1,599 $ 1,589 $ 1,579 $ 1,569 $ 1,558 $ 1,548 1st Lien Term Loan #2 0 0 786 779 773 1,502 2,963 3,682 3,656 Term Loan A 0 0 0 142 340 334 328 312 286 Revolver 140 380 0 10 120 414 0 0 477 Total Debt $ 1,273 $ 1,507 $ 2,394 $ 2,530 $ 2,822 $ 3,829 $ 4,860 $ 5,552 $ 5,967 Cash and Cash Equivalents 65 66 311 150 170 190 296 312 250 Net Debt $ 1,208 $ 1,441 $ 2,083 $ 2,380 $ 2,652 $ 3,639 $ 4,564 $ 5,240 $ 5,717 Net Leverage Ratio 4.00 x 3.89 x 3.85 x 4.35 x 4.01 x 4.26 x 4.21 x 3.87 x 3.45 x

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Appendix A. Transaction Process Materials

25 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Summary of CD&R’s Original Non-Binding Offer Previously Submitted 14-Sep-2022 1 Current management estimate of $294mm includes $138.4mm existing TRA obligation and an additional $155.6mm TRA obligation from hypothetical exchange at $50.00 per share Key Terms Purchase Price / Consideration ◼ Cash consideration of $50.00 per share for 100% of the Company’s fully diluted shares (85.1mm shares per management estimate) — Proposal assumes TRA is settled for $216.8mm at closing, which is the value of TRA on Focus’ balance sheet at 30-Jun-2022 — Management recently provided an updated TRA estimate of $294mm as of 30-Sep-20221 Financing ◼ Transaction to be financed using cash equity from CD&R Fund XII Limited Partnership as well as debt financing ◼ CD&R soliciting debt financing terms from J.P. Morgan, Wells Fargo, Deutsche Bank, UBS and RBC Approvals & Timing ◼ CD&R has discussed this potential investment with their Investment Committee and have received full support to continue due diligence if given the right to do so ◼ Any binding offer on behalf of CD&R would require the final approval of the firm’s Investment Committee Due Diligence Requirements ◼ Key areas of due diligence include: — FY22-23 and run-rate financials, including impact of current market conditions — Long-term management plan — Acquisitions, including a detailed review of consideration mix, acquisition multiples, and pipeline — Organic growth, adjusting for the impact of market performance and partner firm sub-acquisitions, including review of acquired partner firms’ growth pre- and post-acquisition and during earnout period — Value of earnings preference across a variety of market cycle outcomes — Key value levers, including value-added services provided by Focus to partner firms, international opportunities, and other ancillary revenue opportunities — Focus corporate and partner firm technology platforms and integration — Customary regulatory and compliance review ◼ In addition, CD&R would expect due diligence efforts with respect to quality of earnings, internal controls and systems, accounting and tax, technology, employee benefits and legal matters Exclusivity ◼ Not requested Management & Equity Arrangements ◼ Not disclosed Advisors ◼ Financial and Legal Counsel: Moelis and Kirkland & Ellis, respectively ◼ Quality of Earnings and Technology: PwC and EY Parthenon, respectively ◼ Business Due Diligence: McKinsey

26 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Sale Process Alternatives Full Auction Process “Market Check” Pre-Signing “Go-Shop” Provision Fiduciary Out Description ◼ Contact broad list of credible potential buyers prior to signing of transaction ◼ Contact a focused number of potential buyers prior to signing of a definitive agreement ◼ Contact typically made in the 2-4 week period prior to targeted signing ◼ Process may be extended if any buyers express legitimate interest ◼ Will allow active solicitation of other buyers for a period of time after signing definitive merger agreement ◼ During the go-shop period, the level of deal protection may be reduced ◼ Typically includes a reduced termination fee during the go-shop period ◼ Standard in M&A purchase agreements for public company targets ◼ Allows Board to terminate the deal to accept a superior offer from another company - typically subject to termination fee Pros ✓ Increases probability of maximizing valuation / terms ✓ Provides greatest protection to Board ✓ Buyers more likely to engage in full auction process relative to post-announcement alternatives ✓ Provides opportunity for Board to check other buyers’ potential interest prior to signing ✓ Potential buyers may be more willing to engage pre-signing vs. post-announcement — No break fee, private vs. public forum, not “breaking-up” signed deal, etc. ✓ As a public company, Focus is well known to most potential buyers, allowing them to move quickly if interested ✓ May be undertaken as long as not limited by an exclusivity agreement with the bidder ✓ Provides structured opportunity to proactively / openly pursue other potential buyers ✓ Easier for buyer to engage under “go-shop” provision relative to only including fiduciary out provision ✓ More common in PE-led take private ✓ Common / routine provision ✓ Likely no objection from the bidder Cons Limited number of motivated, credible buyers at high premium levels; large equity check Requires longer time period to execute Higher degree of leak risk; difficult for a public company to manage Some bidders may not participate in broad auction process Depending on timing, may have shorter period for parties to complete due diligence, which may modestly discourage some potential buyers from participation Significant leak risk Typically contact “focused” list of potential buyers rather than exhaustive list Reaction from the initial bidder? Potential to lose interest Some potential buyers may still be reluctant to engage / “break-up” public deal Other buyers may be reluctant to pay break-up fee, even if at a lower level Some buyers may be reluctant to “break-up” a publicly announced deal Requires payment of termination / break-up fee

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS

INVESTMENT BANKING DIVISION

Potential Take Private Buyers / Investors

Significant Interest in High Quality Wealth Management Assets

Large Sponsors

[***]

Long Term Capital Solutions

Traditional Sponsors "Core Funds" | Pension Funds & Family Offices | Sovereign Wealth Funds

[***]

Observations on Buyer Receptivity

- **Strong Motivation to Put Money to Work:**
  - Many sponsor funds recently raised / being raised
  - Desire to show strong early results
- **Ideal Investment Profile:**
  - Assets with stable / predictable cash flows
  - For deals fitting this profile, likely underwrite high teens with a conservative exit assumption
- **Investment Size:**
  - Some larger funds can theoretically write $5bn+ equity checks
  - Risk appetite for larger checks limited given market volatility – no desire to "bet the fund"
  - Larger checks likely ~$3bn range (~$2bn from fund + ~$1bn co-invest)
- **Current Macro Backdrop:**
  - Many firms more cautious around market sensitive names
  - Financing backdrop, especially for large assets, remains very challenging

"[***]" indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The information has been submitted separately with the Securities and Exchange Commission.

27

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS

Goldman Sachs

Treatment of TRAs in Precedent Change of Control Transactions

INVESTMENT BANKING DIVISION

Alternatives:	A Full Upfront Payout per TRA Terms	B Reduced, Upfront TRA Payout	C Negotiate for TRA Crystallization	D Negotiate for Change of Control Waiver	E Full or Partial Waiver of TRA
Overview	■ TRA accelerates and is paid upfront	■ TRA holder agrees to partial reduction in upfront payment, but remaining payment is still made	■ TRA to crystallize payments under a change of control	■ TRA stays in place, as if no change of control had happened	■ TRA holders agree to forfeit their rights to current and future payments under the TRA
Key Benefits	✓ Simplicity ✓ Elimination of the TRA	✓ Mitigates the upfront cost ✓ May free up borrowing capacity to pay the necessary purchase price for target's equity	✓ Eliminates financing challenges for the buyer ✓ Easier to sell to the TRA holder who still gets paid for tax assets	✓ No acceleration payment ✓ May be most feasible where tax assets covered by the TRA have limited value to the buyer (pro forma) and target (standalone)	✓ Simplicity ✓ No acceleration payment ✓ Eliminating TRA obligation reduces ongoing complexity of TRA administration
Key Considerations	× Payment requires additional upfront financing × Requires buyer to underwrite the value of the acquired tax assets — Buyer exposed to risk that tax rates or taxable income drop × Could create litigation risk if viewed as differential M&A consideration to TRA holders — Likely involves special committee of target's Board	× Challenging to reach agreement if TRA holders do not stand to benefit from the M&A premium — For instance, if they no longer own material amount of target equity × Still requires additional upfront financing × Still requires buyer to underwrite the value of the acquired tax assets — Buyer exposed to risk that tax rates or taxable income drop	× Future TRA payments may far exceed the actual tax benefits to the buyer — Crystallized payments assume adequate taxable income × TRA holder remains exposed to future tax reform risk	× Negotiation may be challenged, as TRA holders relinquish their rights to current TRA payment × TRA holders become exposed to buyer's tax planning and operations of the target business × TRA holder remains exposed to future tax reform risk	× Significant concession for TRA holder, particularly if covered tax assets have economic value for buyer
Precedent Transactions	VWR; Graham Packaging Company; AdvancePierre Foods; Norcraft Companies; Change Healthcare	Pluralsight	Ply Gem	Artio Global Investors; DynaVox; emdeon	UCP; McAfee; GreenSky; Fortress; Golden Nugget; Fifth Street

Source: Company Filings

28

29 CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Additional Detail of Upfront TRA Payments in Change of Control Transactions Source: Company Press Releases, Merger Agreements and Public Filings. Appendix A. Transaction Process Materials A B Target Acquirer Transaction Close Total Deal Consideration ($mm) TRA Payment Amount ($mm) TRA Payment as a % of Deal Consideration Change Healthcare UnitedHealth Pending $ 12,686 Not Disclosed Not Available Plurasight Vista Equity Partners 4/6/2021 $ 3,416 $ 127 4% VWR New Mountain Capital 11/21/2017 $ 6,418 $ 56 1% Advance Pierre Tyson Foods 6/7/2017 $ 4,394 $ 224 5% Norcraft Companies Fortune Brands 5/12/2015 $ 547 $ 44 8% Athlon Energy Encana 11/13/2014 $ 6,612 Not Disclosed Not Available Graham Packaging Reynolds Group 9/8/2011 $ 4,369 $ 245 6%

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS Appendix B. Additional Materials

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS

Goldman Sachs

Ferdinand Equity Capitalization

(in millions, except per share data)

INVESTMENT BANKING DIVISION

	Total Equity Linked Instruments Reported in Latest Applicable SEC Filing 30-Sep-2022	Provided by Client as of 18-Oct-2022[1]	Fully Diluted Shares at Transaction Price (Treasury Method)
Basic Shares Outstanding			
Common Shares Outstanding - Class A	65.9	65.9	65.9
Common Shares Outstanding - Class B	11.7	11.7	11.7
Total Basic Shares Outstanding	77.5	77.6	77.6
Potentially Dilutive Securities			
Incentive Units	16.2	13.4	6.0
Stock Options[2]	2.2	2.0	0.4
Restricted Common Units	0.2	0.1	0.1
Restricted Stock Units	0.2	0.1	0.1
Total	**96.2**	**93.2**	**84.3**
			$ 45.00
Fully Diluted Equity Value			**$3,791**

Type of Unit	Holders of Unit	LLC or Corp.	Voting	Performance Vest?
Class A	Public Shareholders, Stone Point	Corp.	Yes	No
Class B	LLC Owners (Advisors, Management / Employees, Stone Point)	Corp.	Yes	No
Incentive	Advisors, Management, Other Hold Co. Employees	LLC	No	Some units subject to performance vest
NQSO	Advisors, Other Hold Co. Employees	Corp.	No	Some units subject to performance vest
NCO	Advisors, Other Hold Co. Employees	Corp.	No	No
RCU	Management, Other Hold Co. Employees	LLC	No	No
RSU	Other Hold Co. Employees	Corp.	No	No

Source: Management, Company filings, CapIQ. [1] Assumes normal Dec-2022 time-based vesting. [2] Includes Non-Compensatory Options (NCOs) and Non-Qualified Stock Options (NQSOs).

31

CONFIDENTIAL DRAFT – PRELIMINARY ANALYSIS

INVESTMENT BANKING DIVISION

Ferdinand Enterprise Value Bridge

($ in millions)

	As of 30-Sep-2022		
	Standalone Value	Transaction Value	Comments
Price per Share	$ 31.51	$ 45.00	
Diluted Shares Outstanding	84	84	
Fully Diluted Equity Market Capitalization	**$ 2,655**	**$ 3,791**	
Net Debt			
(+) Debt[1]	$ 2,439	$ 2,439	Per Earnings Supplement / Principal Outstanding
(-) Cash and Marketable Securities	(129)	(129)	Per Balance Sheet
Total Net Debt	**$ 2,310**	**$ 2,310**	
Enterprise Value Before Adjustments	**$ 4,965**	**$ 6,102**	
Enterprise Value Adjustments			
(-) Investments (Using Cost Accounting Method)	$(20)	$(20)	Includes Smart Asset
(-) Investments (Using Equity Accounting Method)	(10)	(10)	Includes Osbourne Partners and Beryllus
(+) NPV of Existing TRA[2]	138	138	Stone Point and 5 NEOs comprise 19%
(+) Contingent Liabilities (Earnouts from Acquisitions to Date)	189	189	Per 9/30/2022 Balance Sheet
Enterprise Value With Non-Transaction Adjustments	**$ 5,262**	**$ 6,399**	
Transaction Adjustments			
(+) NPV of TRA Triggered by Change of Control[2]	$ 0	$ 134	GS estimate based on management provided estimates
Enterprise Value With All Adjustments	**$ 5,262**	**$ 6,533**	

Source: Management, Company filings, CapIQ. Market data as of 30-Sept-2022. [1] Debt not pro forma for current financing that is in-market. [2] Based on current management estimates – GS estimate for $45.00 per share based on management provided estimates for $50.00 and $55.00 per share.

32